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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Meditrust on Form S-8 (File No. 33-25072) and on Form S-3 (File Nos. 33-40005, 33-40926, 33-42596, 33-43931, 33-45979, 33-48695, and 33-55386) of our reports dated March 10, 1994 on our audits of the consolidated financial statements and financial statement schedules of Meditrust as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which reports are included in this Annual Report on Form 10-K.





Coopers & Lybrand
Boston, Massachusetts
March 21, 1994